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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.


                           September 21, 1998
               Date of Report (Date of earliest event reported)


                             CELTIC INVESTMENT, INC.
            (Exact name of Registrant as specified in its charter)


              Delaware                33-37436-C             36-3729989
            -------------          ----------------         --------------
              State of            Commission File No.        IRS Employer
            Incorporation                                  Identification No.



                          17W220 22nd Street, Suite 420
                           Oakbrook Terrace, IL 60181
                    ----------------------------------------
                    (Address of principal executive offices)


                                (630) 993-9010
                       ---------------------------------
                        (Registrant's telephone number)






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Item 2.  Acquisition or Disposition of Assets

General

      Celtic Investment, Inc. (the "Company") is a financial services related holding company engaged in the business of asset based lending (factoring) and the real estate mortgage business.. On September 21, 1998, the Company's wholly-owned subsidiary, U.S. Commercial Funding ("USCF") acquired all of the issued and outstanding shares of Goodman Factors, Inc. ("Goodman"), a Dallas based asset based lender. The acquisition of Goodman significantly increases the size of the Company. As a result of the acquisition of Goodman, the unaudited, consolidated assets of the Company on a proforma basis as of June 30, 1998 increased a total of 358% to approximnately $33,000,000 and consolidated revenues increased a total of 221% to approximately $9,000,000

Terms of the Stock Purchase Agreement

      The Stock Purchase Agreement was executed on May 19 and May 20, 1998, and the stock purchase transaction (the "Acquisition") was closed on September 21, 1998. In connection with the Acquisition, all of the issued and outstanding shares of Goodman owned by the two Goodman Shareholders, were purchased for $11,750,000 in cash and notes. In addition to the payment of the purchase price, USCF was required to provide Goodman with capital of $3,150,000 to allow it to repay loans to its shareholders. USCF was also required to obtain sufficient capital to repay Goodman's existing line of credit which was in the amount of $6,750,000.

      The total capital required to complete the Goodman transaction was obtained from the following sources:

      A $23,000,000 senior, secured line of credit facility with Capital Business Credit, a division of Capital Factors, Inc. This is a combined credit facility for U.S. Commercial Funding Corporation and Goodman Factors to purchase accounts receivable from clients. Included in this facility is a term loan in the amount of $3,000,000 for use as a part of the purchase price of the Goodman Factors stock. It also provides a revolving line of credit to fund asset based loans and machinery and equipment loans to prospective clients.

      An $1,500,000 subordinated debt-financing commitment from a private investment firm.

      $1,954,500 from the sale of the Company's Preferred Stock.

      Seller Financing in the amount of $3,750,000.

Employment Agreements

      As part of the Acquisition, the Company entered into Employment Agreements with each of the Goodman Shareholders and with one key employee, copies of which are attached hereto.

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Additional Information

      The description contained herein of the Acquisition, the Stock Purchase Agreement and other related Agreements is qualified in its entirety by reference to the agreements attached hereto as exhibits.

Item 7. Financial Statements and Exhibits

      (a) Financial Statements. As of the date of the filing of this Current Report on Form 8-K, it is impractical for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 5, 1998.

      (b) Pro Forma Financial Statements. As of the date of the filing of this Current Report on Form 8-K, it is impractical for the Company to provide the pro forma financial statements required by this Item 7(b). In accordance with Item 7(a)(4) of Form 8-K, such pro forma financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 5, 1998

      (c)   Exhibits.

      No.         Description

       2.1        Stock Purchase Agreement
      10.1.       Promissory Note - Harold Goodman
      10.2.       Promissory Note -Keith Reid
      10.3.       Pledge Agreement - Harold Goodman
      10.4.       Pledge Agreement -Keith Goodman
      10.5        Employment Agreement - Harold Goodman.
      10.6.       Employment Agreement - Keith Reid
      10.7.       Employment Agreement - Bret M. Schuch


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 1998              CELTIC INVESTMENT, INC.




                                    By /s/ Douglas P. Morris
                                        Douglas P. Morris
                                        President

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